Exhibit 5.0 and 23.1

NORMAN T. REYNOLDS LAW FIRM
______ NORMAN T. REYNOLDS nreynolds@ntrlawfirm.com Delivery Address: 3262 Westheimer Road Suite 234 Houston, Texas 77098	P.O. BOX 131326 HOUSTON, TEXAS 77219-1326 (713) 503-9411 TELECOPIER (713) 456-2509

December 16, 2010

VR Holdings, Inc.

1615 Chester Road

Chester, Maryland 21619

Gentlemen:

You have requested our opinion, as counsel for VR Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 5,644,346 shares of the Company’s common stock and the resale by selling stockholders of 59,727,252 shares of the Company’s common stock.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion.  It is our opinion that the 5,644,346 shares of the common stock of the Company to be sold by the Company to the claimants as described in the Registration Statement, when issued, will have been duly authorized and legally issued, fully paid and non-assessable, and that the 59,727,252 shares of the Company’s common stock have been duly authorized and legally issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

NORMAN T. REYNOLDS LAW FIRM

/s/  Norman T. Reynolds